      As filed with the Securities and Exchange Commission on June 14, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                            G-III APPAREL GROUP, LTD.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          41-1590959
          (State or other juris-                           (I.R.S. Employer
          diction of incorporation                         Identification
          or organization)                                 Number)


                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
        (Address of registrant's Principal Executive Offices) (Zip Code)

                G-III APPAREL GROUP, LTD. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                            ------------------------
                                 MORRIS GOLDFARB
                             CHIEF EXECUTIVE OFFICER
                            G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                             NEW YORK, NEW YORK 10018
                     (Name and address of agent for service)

                                 (212) 403-0500
          (Telephone number, including area code, of agent for service)

                            ------------------------
                                    Copy to:
                                 NEIL GOLD, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                            ------------------------
                         CALCULATION OF REGISTRATION FEE

      TITLE OF SECURITIES                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
        TO BE REGISTERED       AMOUNT TO BE REGISTERED(1)   OFFERING PRICE PER SHARE      OFFERING PRICE           REGISTRATION FEE
COMMON STOCK $.01 PAR VALUE
PER SHARE...................        250,000 SHARES                  $4.78                     $1,195,312.50           $315.56

(1) AN ADDITIONAL INDETERMINABLE NUMBER OF SHARES ARE ALSO BEING REGISTERED TO COVER ANY ADJUSTMENTS REQUIRED BY ANTI-DILUTION PROVISIONS IN THE NUMBER OF SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE G-III APPAREL GROUP, LTD. 1997 STOCK OPTION PLAN. THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(h)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND THE LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 8, 2000.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement on Form S-8 relates to the registration of additional securities of the same class of other securities for which an earlier registration statement filed on Form S-8 relating to the G-III Apparel Group, Ltd. 1997 Stock Option Plan (the "Plan") as noted below. On June 13, 2000, the stockholders of the G-III Apparel Group, Ltd. (the "Company") approved an amendment to the Plan to increase the number of shares of the Company's common stock authorized for issuance thereunder from 500,000 to 750,000.

         The contents of the Registration Statement on Form S-8 (Registration No. 33-51765) of the Company, as filed with the Securities and Exchange Commission on May 4, 1998 is incorporated herein by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 13, 2000.

                                            G-III APPAREL GROUP, LTD.


                                            By: /s/ Morris Goldfarb
                                               --------------------------------
                                               Morris Goldfarb
                                               Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Morris Goldfarb, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                            TITLE                                           DATE


/s/  Morris Goldfarb                        Chairman of the Board                       June 13, 2000
---------------------------------           and Chief Executive Officer
     Morris Goldfarb                        (Principal Executive Officer)
                                            and Director



/s/ Wayne Miller                            Senior Vice President,                     June 13, 2000
------------------------------------        Treasurer and Secretary
    Wayne Miller                            (Principal Financial Officer)


/s/ Alan Feller                             Director                                   June 13, 2000
---------------------------
    Alan Feller


/s/ Aron Goldfarb                           Director                                   June 13, 2000
------------------------------------
    Aron Goldfarb


/s/ Sigmund Weiss                           Director                                   June 13, 2000
------------------------------------
    Sigmund Weiss


/s/ Carl Katz                               Director                                   June 13, 2000
------------------------------------
    Carl Katz

                                INDEX TO EXHIBITS


EXHIBIT NO.
-----------

4.1               G-III Apparel Group Ltd. 1997 Stock Option Plan*

4.2               Amendment to G-III Apparel Group Ltd. 1997 Stock Option Plan

5.1               Opinion of Fulbright & Jaworski L.L.P.

23.1              Consent of Grant Thornton

24                Power of Attorney (See Signature Page)

-----------------------

       * Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1997, which exhibit is incorporated herein by reference.